                                                                   EXHIBIT 10.28

                              GOLDMAN, SACHS & CO.
                                85 BROAD STREET
                            NEW YORK, NEW YORK 10004

                                                               December 23, 2004

CSA Acquisition Corp.
c/o Cooper-Standard Automotive Inc.
39550 Orchard Hill Place Drive
Novi, Michigan 48375

Ladies and Gentlemen:

          This letter serves to confirm the retention by CSA Acquisition Corp.
(the "Company") of Goldman, Sachs & Co. to provide management, consulting and financial services to the Company and to their respective divisions, subsidiaries and affiliates (collectively, "CSA"), as follows:

          1. The Company has retained us, and we hereby agree to accept such retention, to provide to CSA certain management, consulting and financial services of the type customarily performed by us with respect to the acquisition of the Cooper-Standard Automotive business of Cooper Tire & Rubber Company (the
"Transaction").

          2. In consideration for our efforts in advising with respect to the
Transaction, the Company agrees to also direct Cooper-Standard Automotive Inc.
to pay a one-time transaction fee to us in a total amount equal to four million dollars ($4,000,000.00), payable upon the completion of the Transaction.

          3. In addition to any fees that may be payable to us under this agreement, the Company also agrees to direct Cooper-Standard Automotive Inc. to reimburse us and our affiliates, from time to time upon request, for all reasonable out-of-pocket expenses incurred, including unreimbursed expenses incurred to the date hereof, in connection with this retention, including travel expenses and expenses of our counsel.

          4. The Company agrees to indemnify and hold us, our affiliates
(including, without limitation, affiliated investment entities) and their and our respective partners, executives, officers, directors, employees, agents and controlling persons (each such person, including us, being an "Indemnified
Party") harmless from and against (i) any and all losses, claims, damages and liabilities (including, without limitation, losses, claims, damages and liabilities arising from or in connection with legal actions brought by or on behalf of the holders or future holders of the outstanding securities of
Cooper-Standard Automotive Inc. or creditors or future creditors of CSA), joint, several or otherwise, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, related to or arising out of any activity contemplated by this agreement or our retention pursuant to, and our or our

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affiliates' performance of the services contemplated by, this agreement and (ii)
any and all losses, claims, damages and liabilities, joint, several or otherwise, related to or arising out of any action or omission or alleged action or omission related to the Company or its affiliates or any of their respective direct or indirect subsidiaries or the securities or obligations of any such entities. The Company will further, subject to the proviso in the immediately following sentence, reimburse any Indemnified Party for all expenses (including counsel fees and disbursements) upon request as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising from any of the foregoing, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company; provided, however, that the Company will not be liable under the foregoing indemnification provision (and amounts previously paid that are determined not required to be paid by the Company pursuant to the terms of this Paragraph shall be repaid promptly) to the extent that any loss, claim, damage, liability or expense is found in a final, non-appealable judgment by a court to have resulted from our willful misconduct, bad faith or gross negligence. The Company agrees that no
Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to CSA related to or arising out of our retention pursuant to, or our affiliates' performance of the services contemplated by, this agreement except to the extent that any loss, claim, damage, liability or expense is found in a final, non-appealable judgment by a court to have resulted from our willful misconduct, bad faith or gross negligence.

          The Company also agrees that, without the prior written consent of
Goldman, Sachs & Co., it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding to which an Indemnified Party is an actual or potential party and in respect of which indemnification could be sought under the indemnification provision in the immediately preceding paragraph, unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

          Promptly after receipt by an Indemnified Party of notice of any suit, action, proceeding or investigation with respect to which an Indemnified Party may be entitled to indemnification hereunder, such Indemnified Party will notify the Company in writing of the assertion of such claim or the commencement of such suit, action, proceeding or investigation, but the failure so to notify the
Company shall not relieve the Company from any liability which it may have hereunder, except to the extent that such failure has materially prejudiced the
Company. If the Company so elects within a reasonable time after receipt of such notice, the Company may participate at its own expense in the defense of such suit, action, proceeding or investigation. Each Indemnified Party may employ separate counsel to represent it or defend it in any such suit, action, proceeding or investigation in which it may become involved or is named as a defendant and, in such event, the reasonable fees and expense of such counsel shall be borne by the Company; provided, however, that the Company will not be required in connection with any such suit, action, proceeding or investigation, or separate but substantially similar actions arising out of the same general allegations or circumstances, to pay the fees and disbursements of more than one separate counsel (other than local counsel) for all Indemnified Parties in any single action or proceeding. Whether or not the Company participates in the defense of any claim, the Company and we shall cooperate in the defense thereof and shall furnish such records, information and testimony, and attend such conferences, discovery

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proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

          If the indemnification provided for in the first sentence of this
Section 4 is finally judicially determined by a court of competent jurisdiction to be unavailable to an Indemnified Party, or insufficient to hold any
Indemnified Party harmless, in respect of any losses, claims, damages or liabilities (other than any losses, claims, damages or liabilities found in a final, non-appealable judgment by a court to have resulted from our willful misconduct, bad faith or gross negligence), then the Company, on the one hand, in lieu of indemnifying such Indemnified Party, and we, on the other hand, will contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by CSA on the one hand and us, solely in our capacity as an advisor under this agreement, on the other hand in connection with the transactions to which such indemnification, contribution or reimbursement is sought, or (ii) if (but only
if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of CSA on the one hand and us on the other, as well as any other relevant equitable considerations; provided, however, that in no event shall our aggregate contribution hereunder exceed the amount of fees actually received by us in respect of the transaction at issue pursuant to this agreement. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above will be deemed to include any legal or other fees or expenses reasonably incurred in defending any action or claim. The Company and we agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method which does not take into account the equitable considerations referred to in this paragraph. The indemnity, contribution and expense reimbursement obligations that the Company has under this letter shall be in addition to any liability the
Company or CSA may have, and notwithstanding any other provision of this letter, shall survive the termination of this agreement.

          5. Any advice or opinions provided by us may not be disclosed or referred to publicly or to any third party (other than CSA's legal, tax, financial or other advisors), except in accordance with our prior written consent.

          6. We shall act as an independent contractor, with duties hereunder solely to CSA. The provisions hereof shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.
Nothing in this agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, and, to the extent expressly set forth herein, the Indemnified Parties, any rights or remedies under or by reason of this agreement. Without limiting the generality of the foregoing, the parties acknowledge that nothing in this agreement, expressed or implied, is intended to confer on any present or future holders of any securities of the Company or its subsidiaries or affiliates, or any present or future creditor of the Company or its subsidiaries or affiliates, any rights or remedies under or by reason of this agreement or any performance hereunder.

          7. This agreement shall be governed by and construed in accordance with the laws of New York without regard to principles of conflicts of law.

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          8. Each party hereto represents and warrants that the execution and delivery of this agreement by such party has been duly authorized by all necessary action of such party.

          9. If any term or provision of this agreement or the application thereof shall, in any jurisdiction and to any extent, be invalid and unenforceable, such term or provision shall be ineffective, as to such jurisdiction, solely to the extent of such invalidity or unenforceability without rendering invalid or unenforceable any remaining terms or provisions hereof or affecting the validity or enforceability of such term or provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that renders any term or provision of this agreement invalid or unenforceable in any respect.

          10. Each party hereto waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise)
related to or arising out of our retention pursuant to, or our performance of the services contemplated by this agreement.

          11. Goldman, Sachs & Co. acknowledges that the Company agreed to also direct Cooper-Standard Automotive Inc. to pay a one-time transaction fee to
Cypress Advisors Inc. in a total amount equal to eight million dollars
($8,000,000.00), payable upon the completion of the Transaction.

          12. It is expressly understood that the foregoing paragraphs 2-7, 9 and 10 in their entirety, survive any termination of this agreement.

                           [Signature page follows.]

                                                                   EXHIBIT 10.28

          If the foregoing sets forth the understanding between us, please so indicate on the enclosed signed copy of this letter in the space provided therefor and return it to us, whereupon this letter shall constitute a binding agreement among us.

                                        Very truly yours,

                                        GOLDMAN, SACHS & CO.

                                        By: /s/ Goldman Sachs
                                            ------------------------------------
                                            Authorized Signatory

                               Goldman Fee Letter

AGREED TO AND ACCEPTED

CSA ACQUISITION CORP.

By: /s/ Allen J. Campbell
    ---------------------------------
    Name: Allen J. Campbell
    Title: Vice President

                               Goldman Fee Letter